SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 24, 2002

Asia Global Crossing Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda (State or Other Jurisdiction of Incorporation)	000-30994 (Commission File Number)	98-022-4159 (IRS Employer Identification No.)

Mintflower Place, 2nd Floor, 8 Par-la-Ville Road, Hamilton, Bermuda (Address of Principal Executive Offices)		HM 08 (Zip Code)

Registrant’s telephone number, including area code (441) 296-6485

Item 5. Other Events.

     On October 24, 2002, Asia Global Crossing Ltd. (“Asia Global Crossing”) issued a press release announcing that it will be restating financial results contained in its filings previously made with the Securities and Exchange Commission (“SEC”). These filings cover the period to September 30, 2001.

     A copy of the Asia Global Crossing press release, dated October 24, 2002, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Asia Global Crossing Ltd. Press Release, dated October 24, 2002

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA GLOBAL CROSSING LTD.

By:	/s/ CHARLES F. CARROLL

Name: Charles F. Carroll Title: General Counsel and Secretary

Dated: October 28, 2002

EXHIBIT INDEX

Exhibit No.	Description

99.1	Asia Global Crossing Ltd. Press Release, dated October 24, 2002